Exhibit 99.1
May 6, 2026
Strata Critical Medical Announces First Quarter 2026 Results
•Revenue increased 87.4% year-over-year to $67.4 million in Q1 2026
•Logistics revenue and gross profit grew 32.4% and 29.9% year-over-year, respectively, in Q1 2026, which represents Strata's organic growth
•Clinical revenue and gross profit sequential growth of 12.7% and 29.2%, respectively in Q1 2026 versus Q4 2025
•Q1 2026 net income from continuing operations of $2.4 million
•Adjusted EBITDA(1) of $6.4 million in Q1 2026
•Completed bolt-on acquisition of Ohio Valley Perfusion Associates
•Reiterating full year 2026 guidance

NEW YORK — (May 6, 2026) — Strata Critical Medical, Inc. (Nasdaq: SRTA, "Strata" or the "Company"), today announced financial results for the first quarter ended March 31, 2026. Financial results in this release, including all comparisons to prior year periods, reflect continuing operations only. The results of the divested Passenger business have been reclassified as discontinued operations in all periods.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2026	2025		% Change
Revenue:
Logistics	$47,599	$35,948		32.4%
Transplant Clinical	9,839	—		NM(2)
Other Clinical	9,946	—		NM(2)
Total Clinical	19,785	—		NM(2)
Total revenue	$67,384	$35,948		87.4%
Gross profit:
Logistics	$9,165	$7,053		29.9%
Clinical	4,952	—		NM(2)
Total gross profit	$14,117	$7,053		100.2%

Gross margin	21.0%	19.6%	140	bps

Selling, general and administrative	$15,605	$12,330		26.6%
Amortization of intangible assets	1,486	408		264.2%
Total operating expenses	$17,091	$12,738		34.2%
Operating loss from continuing operations	$(2,974)	$(5,685)		(47.7)%
Net income (loss) from continuing operations	$2,402	$(1,612)		NM(2)

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2026	2025	% Change
Revenue:
Logistics	$47,599	$35,948	32.4%
Transplant Clinical	9,839	—	NM(2)
Other Clinical	9,946	—	NM(2)
Total Clinical	19,785	—	NM(2)
Total revenue	$67,384	$35,948	87.4%
Gross profit:
Logistics (3)	$9,165	$7,053	29.9%
Clinical (4)	4,952	—	NM(2)
Total gross profit	$14,117	$7,053	100.2%

Gross margin:
Logistics	19.3%	19.6%	(30	bps)
Clinical	25.0%	—	NM(2)
Total gross margin	21.0%	19.6%	140	bps

Adjusted SG&A	$9,214	$7,392	24.6%
Adjusted SG&A as a percentage of revenue	13.7%	20.6%	(690	bps)
Adjusted EBITDA	$6,410	$416	1440.9%
Adjusted EBITDA as a percentage of revenue	9.5%	1.2%	830	bps
(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Not meaningful.
(3) Net of depreciation expense of $1,147 and $755 for the three months ended March 31, 2026 and 2025, respectively.
(4) Net of depreciation expense of $360 for the three months ended March 31, 2026.

"We are pleased to report Q1 results that came in ahead of our expectations, reflecting both strong execution on our growth plan and improving industry dynamics," said Melissa Tomkiel, Co-CEO and General Counsel. "Operationally, we're making great progress optimizing how we deliver our end-to-end transplant service offering."

Tomkiel continued, "This quarter we opened a new combined Logistics and Clinical hub in Chicago, enabling us to both better serve new Chicago-based transplant center customers we are onboarding this year as well as creating more cost-effective options to serve all of our customers when they are recovering from donors in the Midwest region more broadly."

"The underlying strength of our transformed economic model is finally shining through as we began generating operating cash flow this quarter. Our quality of earnings and cash conversion will only improve in the coming quarters as we clear the last remaining Passenger divestiture transaction-related outflows, " said Will Heyburn, Co-CEO and CFO. "Our Clinical division showed especially strong sequential growth, with Gross Profit up nearly 30% versus Q4 2025, driven by a combination of new customer wins, a rebound in overall industry organ donors and continued industry mix shift towards third-party surgical recovery and NRP, where Strata is a market leader."

Heyburn continued, "We’re delighted to announce the bolt-on acquisition of Ohio Valley Perfusion Associates, a regional provider of perfusion services to cardiac surgery programs in Ohio and Pennsylvania. While small in size, this deal is perfectly aligned with, and illustrates the potential of, our M&A strategy. Our capital deployment towards M&A is just getting started and our pipeline remains very active. We expect to reach the finish line on certain of these opportunities over the coming months."

First Quarter Ended March 31, 2026 Financial Highlights: Q1 2026 vs. Q1 2025

▪Total revenue increased 87.4% to $67.4 million in Q1 2026 versus $35.9 million in the prior year period driven by organic growth in Logistics and the addition of our Clinical business through the Keystone acquisition in Q3 2025.
▪Logistics revenue, which represents the Company's organic revenue growth, increased 32.4% to $47.6 million in Q1 2026 versus $35.9 million in the prior year period driven primarily by higher Air revenue where both new and existing customers contributed to the strong performance in the period. This was partially offset by customer mix, that drove shorter trip distances, and winter storms that resulted in the closure of key airports for several days during the quarter.
▪Gross profit increased 100.2% to $14.1 million in Q1 2026 versus $7.1 million in the prior year period driven by growth in Logistics and the addition of our Clinical business.
▪Gross margin increased approximately 140 basis points to 21.0% in Q1 2026 versus 19.6% in the prior year period driven primarily by the positive mix impact from the addition of our Clinical business, partially offset by a modest decline in Logistics gross margin.
▪Logistics gross profit, which represents the Company's organic growth, increased 29.9% to $9.2 million in Q1 2026 versus $7.1 million in the prior year period. Logistics gross margin of 19.3% in Q1 2026 decreased 30 basis points versus 19.6% the prior year period driven primarily by customer mix.

Given that the acquisition of our Clinical business as well as the sale of our Passenger business occurred in Q3 2025, year-over-year comparisons of Clinical metrics, Net Income, Adjusted SG&A, Adjusted EBITDA and cash flow are not meaningful. Please see below for sequential comparisons for these metrics.

First Quarter Ended March 31, 2026 Financial Highlights: Q1 2026 vs. Q4 2025

▪Total revenue increased 0.9% to $67.4 million in Q1 2026 versus $66.8 million in Q4 2025.
▪Logistics revenue decreased (3.3)% to $47.6 million in Q1 2026 versus $49.2 million in Q4 2025 driven primarily by customer mix that drove shorter trip distances and winter storms that resulted in the closure of key airports for several days during the quarter.
▪Clinical revenue rose 12.7% to $19.8 million in Q1 2026 versus $17.6 million in Q4 2025 driven primarily by Transplant Clinical revenue, which rose 26.7% in Q1 2026 versus Q4 2025 driven by both Normothermic Regional Perfusion (NRP) and Surgical Recovery services.
▪Gross profit decreased (2.0)% to $14.1 million in Q1 2026 versus $14.4 million in Q4 2025 driven by a decrease in Logistics gross profit partially offset by an increase in Clinical gross profit.
▪Gross margin decreased approximately 60 basis points to 21.0% in Q1 2026 versus 21.6% in Q4 2025 driven primarily by a decline in the Logistics gross margin, partially offset by an improvement in the Clinical gross margin.
▪Logistics gross profit decreased (13.4)% to $9.2 million in Q1 2026 versus $10.6 million in Q4 2025. Logistics gross margin of 19.3% in Q1 2026 decreased 220 basis points versus 21.5% in Q4 2025 driven primarily by customer mix.
▪Clinical gross profit increased 29.2% to $5.0 million in Q1 2026 versus $3.8 million in Q4 2025. Clinical gross margin increased to 25.0% in Q1 2026 versus 21.8% in Q4 2025 primarily due to margin improvement in, and a mix shift towards, Transplant Clinical revenue.
▪Total Selling, general and administrative expenses decreased $3.7 million to $15.6 million in Q1 2026 versus $19.3 million in Q4 2025. Adjusted SG&A(1) increased $0.3 million to $9.2 million in Q1 2026 versus $8.9 million in Q4 2025 driven primarily by investments in resources and infrastructure to support growth in the business.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

▪Net income from continuing operations increased by $7.8 million to $2.4 million in Q1 2026 versus $(5.4) million in Q4 2025.
▪Adjusted EBITDA(1) was $6.4 million in Q1 2026 versus $7.0 million in Q4 2025. Adjusted EBITDA margin fell to 9.5% in Q1 2026 versus 10.4% in Q4 2025. The 90 basis points decline in Adjusted EBITDA margin versus Q4 2025 was driven by a 60 basis points decline in gross margin and a 30 basis points increase in Adjusted SG&A as a percentage of revenue.
▪Cash flow from operating activities was $3.9 million in Q1 2026. In Q1 2026, the $2.5 million difference between Adjusted EBITDA and operating cash flow was driven by approximately $1.0 million of income statement adjustments and a $1.5 million increase in working capital.
▪Capital expenditures of $5.5 million in Q1 2026 were driven primarily by $3.7 million of aircraft acquisitions, along with aircraft capitalized maintenance.
▪Free Cash Flow, before aircraft and engine acquisitions(1) was $2.1 million in Q1 2026.
▪Ended Q1 2026 with $58.8 million in cash and short term investments.

Business Highlights and Recent Updates

▪Completed the acquisition of Ohio Valley Perfusion Associates, a regional provider of perfusion services to cardiac surgery programs in Ohio and Pennsylvania for approximately $1 million.
▪Ended Q1 2026 with a fleet of approximately 35 aircraft, including 10 owned aircraft following the acquisition of 1 aircraft during the quarter. The fleet was stationed across approximately 20 air bases at the end of Q1 2026; opened new base in Chicago.
▪Opened 2 organ recovery hubs and ended Q1 2026 with 13 hubs.
▪Key transplant indicators improved in Q1 2026 including a mid-single digit sequential increase in deceased donors and the continued increase in NRP penetration of Donation after Circulatory Death (DCD) donors.

Financial Outlook
Today, we are reiterating our 2026 guidance:
▪Revenue of $260-275 million
▪Adjusted EBITDA(2) of $29-33 million
▪Free cash flow, before aircraft and engine acquisitions(2) of $15-22 million

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on May 6, 2026 to discuss the results for the first quarter ended March 31, 2026.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.stratacritical.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) See "Use of Non-GAAP Financial Information" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA and free cash flow, before aircraft and engine acquisitions guidance included above to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are, with respect to Adjusted EBITDA, incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings, and with respect to free cash flow, before aircraft and engine acquisitions, changes in operating assets and liabilities. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information

Strata believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. generally accepted accounting principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted SG&A, Free Cash Flow, and Free Cash Flow before aircraft and engines acquisitions, all of which have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Strata reports Adjusted EBITDA, which is a non-GAAP financial measure. Strata defines Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation; (3) change in fair value of warrant liabilities and other assets and liabilities; (4) interest income and expense; (5) income tax; (6) impairment of intangible assets or property and equipment; and (7) certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance and would impact the comparability of results between periods.

Adjusted SG&A – Strata defines Adjusted selling, general and administrative ("SG&A") expenses as SG&A adjusted to exclude: (1) depreciation; (2) stock-based compensation; (3) impairment of property and equipment; and (4) other non-cash items and certain other non-recurring items that management does not believe are indicative of the Company's ongoing operating performance that would impact the comparability of results between periods.

Free Cash Flow, and Free Cash Flow before aircraft and engines acquisitions – Strata defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs (net of proceeds from disposals). Free Cash Flow before aircraft and engines acquisitions is defined as Free Cash Flow excluding cash outflows related to aircraft and engines acquisitions. Strata believes these measures provide valuable insights into the Company's cash-generating capacity. In particular, Free Cash Flow before aircraft and engines acquisitions highlights the cash generated by Strata's continuing operations prior to the impact of aircraft and engines acquisitions, which are discretionary and strategic in nature.

Financial Results

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data, unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$58,723	$30,968
Restricted cash	264	264
Accounts receivable, net of allowance of $1,007 and $1,066 at March 31, 2026 and December 31, 2025, respectively	39,602	39,958
Short-term investments	66	30,263
Prepaid expenses and other current assets	25,490	24,739
Total current assets	124,145	126,192

Non-current assets:
Property and equipment, net	40,087	36,444
Intangible assets, net	46,312	47,502
Goodwill	88,589	88,210
Operating right-of-use asset	4,195	3,107
Other non-current assets	24,290	24,017
Total assets	$327,618	$325,472

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$19,955	$19,142
Operating lease liability, current	987	652
Total current liabilities	20,942	19,794

Non-current liabilities:
Warrant liability	71	1,530
Operating lease liability, long-term	3,481	2,655
Deferred tax liability	271	348
Other non-current liabilities	17,122	22,073
Total liabilities	41,887	46,400

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 86,521,570 and 86,702,183 shares issued at March 31, 2026 and December 31, 2025, respectively	7	7
Additional paid in capital	429,121	424,616
Accumulated other comprehensive income	—	—
Accumulated deficit	(143,397)	(145,551)
Total stockholders' equity	285,731	279,072
Total liabilities and stockholders' equity	$327,618	$325,472

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share data, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$67,384	$35,948
Cost of revenue	53,267	28,895
Gross profit	14,117	7,053

Operating expenses
Selling, general and administrative	15,605	12,330
Amortization of intangible assets	1,486	408
Total operating expenses	17,091	12,738

Operating loss from continuing operations	(2,974)	(5,685)

Other non-operating income
Interest income, net	473	1,321
Change in fair value of warrant liabilities	1,459	2,752
Change in fair value of assets and other liabilities	3,444	—
Total other non-operating income	5,376	4,073

Income (loss) from continuing operations before income taxes	2,402	(1,612)
Income tax expense from continuing operations	—	—
Net income (loss) from continuing operations	2,402	(1,612)
Net loss from discontinued operations	(248)	(1,881)
Net income (loss)	$2,154	$(3,493)

Basic earnings (loss) per share
Continuing operations	$0.03	$(0.02)
Discontinued operations	—	(0.02)
Total basic earnings (loss) per share	$0.03	$(0.04)

Diluted earnings (loss) per share
Continuing operations	$0.03	$(0.02)
Discontinued operations	—	(0.02)
Total diluted earnings (loss) per share	$0.03	$(0.04)

Weighted-average number of shares outstanding:
Basic	85,322,941	79,891,829
Diluted	90,168,853	79,891,829

STRATA CRITICAL MEDICAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net income / (loss)	$2,154	$(3,493)
Adjustments to reconcile net income (loss) to net cash and restricted cash used in operating activities:
Change in gain on sale of business	344	—
Depreciation and amortization	3,060	1,697
Stock-based compensation	5,035	4,217
Change in fair value of warrant liabilities	(1,459)	(2,752)
Change in fair value of other assets and liabilities	(3,444)	—
Accretion of interest income on held-to-maturity securities	(265)	(723)
Deferred tax expense	(77)	(17)
Other	27	93
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	383	2,254
Accounts receivable	149	(520)
Other non-current assets	78	13
Operating right-of-use assets/lease liabilities	73	(30)
Accounts payable and accrued expenses	(2,158)	(2,278)
Deferred revenue	(3)	1,293
Other	(12)	—
Net cash provided by (used in) operating activities (includes discontinued operations)	3,885	(246)

Cash Flows From Investing Activities:
Cash transfer related to sale of business	(290)	—
Capitalized software development costs	(302)	(532)
Purchase of property and equipment, net of proceeds from disposal	(5,179)	(2,614)
Purchase of held-to-maturity investments	—	(84,197)
Proceeds from maturities of held-to-maturity investments	30,500	107,750
Net cash provided by investing activities (includes discontinued operations)	24,729	20,407

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	52	60
Taxes paid related to net share settlement of equity awards	(582)	(4,306)
Payments for debt issuance costs	(329)	—
Net cash used in financing activities (includes discontinued operations)	(859)	(4,246)

Effect of foreign exchange rate changes on cash balances	—	126

Net increase in cash and cash equivalents and restricted cash	27,755	16,041
Cash and cash equivalents and restricted cash - beginning	31,232	19,647
Cash and cash equivalents and restricted cash - ending	$58,987	$35,688

Reconciliation to condensed consolidated balance sheets (includes discontinued operations)
Cash and cash equivalents	$58,723	$34,830
Restricted cash	264	858
Total cash and cash equivalents and restricted cash	$58,987	$35,688

Supplemental cash flow information
Non-cash investing and financing activities:
New leases under ASC 842 entered into during the period	1,317	608
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	161	339

Key Metrics and Non-GAAP Financial Information
SEQUENTIAL QUARTER COMPARISON — REVENUE, GROSS PROFIT, GROSS MARGIN, ADJUSTED SG&A, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,	Three Months Ended December 31,
	2026	2025	% Change
Revenue:
Logistics	$47,599	$49,230	(3.3)%
Transplant clinical	9,839	7,765	26.7%
Other clinical	9,946	9,792	1.6%
Total Clinical	19,785	17,557	12.7%
Total revenue	$67,384	$66,787	0.9%
Gross profit:
Logistics(1)	$9,165	$10,579	(13.4)%
Clinical(2)	4,952	3,833	29.2%
Total gross profit	$14,117	$14,412	(2.0)%

Gross margin:
Logistics	19.3%	21.5%	(220	bps)
Clinical	25.0%	21.8%	320	bps
Total gross margin	21.0%	21.6%	(60	bps)

Adjusted SG&A	$9,214	$8,922	3.3%
Adjusted SG&A as a percentage of revenue	13.7%	13.4%	30	bps
Adjusted EBITDA	$6,410	$6,955	(7.8)%
Adjusted EBITDA as a percentage of revenue	9.5%	10.4%	(90	bps)
(1) Net of depreciation expense of $1,147 and $1,091 for the three months ended March 31, 2026 and December 31, 2025, respectively.
(2) Net of depreciation expense of $360 and $374 for the three months ended March 31, 2026 and December 31, 2025 respectively.

RECONCILIATION OF TOTAL SG&A TO ADJUSTED SG&A EXPENSE
(in thousands except percentages, unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,	Three Months Ended December 31,
	2026	2025	2025
Total Selling, general and administrative	$15,605	$12,330	$19,341
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation	67	61	67
Stock-based compensation	5,035	3,809	6,586
Legal expenses and regulatory advocacy fees(1)	209	358	274
Impairment of property and equipment	—	—	1,655
M&A transaction costs and integration of the acquired company(2)	650	17	1,069
Reorganization and rebranding costs related to the sale of the Passenger business(3)	419	—	610
Corporate staff costs included in the sold Passenger business(4)	—	693	158
Other	11	—	—
Adjusted SG&A	$9,214	$7,392	$8,922
Adjusted SG&A as a percentage of Revenue	13.7%	20.6%	13.4%
(1) For the three months ended March 31, 2026, mainly includes settlement fees related to one specific legal matter. For the three months ended March 31, 2025 and December 31, 2025 comprised of legal fees related to the Drulias class action lawsuit which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) For the three months ended March 31, 2026 and December 31, 2025 consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence) for potential acquisitions; and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards. For the three months ended December 31, 2025, in addition to the items noted, there were additional costs relating to SOX compliance, preparation of standalone audited financial statements and pro forma financial information required for significant acquisitions (as defined by the SEC).
(3) For the three months ended March 31, 2026 and December 31, 2025, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters following the transfer of certain positions to Joby Aviation; and software application costs incurred to separate our software from the Passenger platform. For the three months ended December 31, 2025, in addition to the items noted, there were additional costs relating to accounting fees associated with the carve-out and additional SEC filings required following the sale of the Passenger business.
(4) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.

RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,	Three Months Ended December 31,
	2026	2025	2025
Net income (loss) from continuing operations	$2,402	$(1,612)	$(5,388)
Add (deduct):
Depreciation and amortization	3,060	1,224	3,008
Stock-based compensation	5,035	3,809	6,586
Change in fair value of warrant liabilities	(1,459)	(2,752)	(1,416)
Change in fair value of assets and other liabilities	(3,444)	—	1,037
Interest income, net	(473)	(1,321)	(638)
Legal expenses and regulatory advocacy fees(1)	209	358	274
Impairment of property and equipment	—	—	1,655
M&A transaction costs and integration of the acquired company(2)	650	17	1,069
Reorganization and rebranding costs related to the sale of the Passenger business(3)	419	—	610
Corporate staff costs included in the sold Passenger business(4)	—	693	158
Other	11	—	—
Adjusted EBITDA	$6,410	$416	$6,955
Adjusted EBITDA as a percentage of revenue	9.5%	1.2%	10.4%
(1) For the three months ended March 31, 2026, mainly includes settlement fees related to one specific legal matter. For the three months ended March 31, 2025 and December 31, 2025 comprised of legal fees related to the Drulias class action lawsuit which the parties entered into a Stipulation of Settlement to fully resolve the matter in December 2025. We consider those matters to be non-recurring and not representative of the legal and regulatory advocacy costs typically incurred in the ordinary course of business.
(2) For the three months ended March 31, 2026 and December 31, 2025 consists of M&A transaction costs (including legal fees and professional fees related to financial, legal, and tax due diligence) for potential acquisitions; and costs of integrating Keystone into a public company environment, including enterprise resource planning migration and software development costs to enhance its internally developed software to meet internal control standards. For the three months ended December 31, 2025, in addition to the items noted, there were additional costs relating to SOX compliance, preparation of standalone audited financial statements and pro forma financial information required for significant acquisitions (as defined by the SEC).
(3) For the three months ended March 31, 2026 and December 31, 2025, consists of rebranding costs related to the decommissioning of the Blade brand and the introduction of the Strata brand; one-time reorganization costs related to the restructuring of Strata headquarters following the transfer of certain positions to the Joby Buyer; and software application costs incurred to separate our software from the Passenger platform. For the three months ended December 31, 2025, in addition to the items noted, there were additional costs relating to accounting fees associated with the carve-out and additional SEC filings required following the sale of the Passenger business.
(4) Represents corporate staff costs related to employees who transferred to Joby Aviation following the sale of the Passenger business on August 29, 2025. This adjustment is intended to enhance period-to-period comparability by excluding from all periods, costs associated with transferred employees whose corporate functions were not replaced. Under U.S. GAAP (ASC 205-20), these costs were required to remain in continuing operations prior to the divestiture because they were not directly attributable to discontinued operations.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW MEASURES
(in thousands, unaudited)

Three Months Ended March 31, 2026
Net cash provided by operating activities	$3,885
Capitalized software development costs	(302)
Purchase of property and equipment, net of proceeds from disposal	(5,179)
Free cash flow	$(1,596)
Aircraft and engine acquisition capital expenditures(1)	3,678
Free cash flow before aircraft and engine acquisitions	$2,082
(1) Represents capital expenditures for aircraft and engine acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

About Strata Critical Medical
Strata is a time-critical logistics and medical services provider to the U.S. healthcare industry. We operate one of the nation’s largest air transport and surgical services networks for transplant hospitals and organ procurement organizations, offering an integrated “one call” solution for donor organ recovery.
Strata’s core services include air and ground logistics, surgical organ recovery, organ placement and normothermic regional perfusion for the transplant industry, as well as perfusion staffing and equipment solutions for cardiovascular surgery centers, offered under the Trinity Medical Solutions and Keystone Perfusion brands.

For more information, visit www.srta.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Strata’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Strata’s future plans and business strategies, financial and operating performance (including the discussion of financial outlook and guidance for 2026 and beyond), acquisition opportunities, results of operations, and industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Strata’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued net losses or failure to achieve or maintain profitability; our ability to realize the anticipated benefits of strategic transactions, including the recently completed divestment of the Passenger business and acquisition and integration of Keystone; any future acquisitions or partnerships; harm to our reputation and brand; negative publicity, litigation, claims or regulatory scrutiny; our ability to provide high-quality customer support and maintain trusted relationships with customers; our reliance on contractual relationships with transplant centers, hospitals, Organ Procurement Organizations and strategic partners; adoption and effective utilization of our integrated clinical and logistics offerings by medical customers; competition; our dependence on the availability and utilization of organ donors and transplant volumes; insufficient reimbursement or funding for organ transport and related services; risks inherent in organ transportation operations; risks associated with ground transportation operations; advancements in preservation technology or alternative transport methods; aviation safety risks; the effects of climate change, extreme weather events or environmental developments affecting our operations; terrorist attacks, geopolitical conflict or security events affecting aviation or healthcare infrastructure; the volatility in aircraft fuel availability or cost; our ability to obtain additional capital or financing; restrictions under our credit agreement; our ability to manage our growth; insurance market conditions; our dependence on key personnel and our ability to attract and retain qualified professionals; employment-related claims, workforce litigation or labor market challenges; our ability to maintain our company culture as we grow; fluctuations in financial results and the non-comparability of historical financial statements; risks associated with purchasing aircraft or evolving from an asset-light model; risks associated with directly operating aircraft; our reliance on maintaining efficient aircraft utilization to manage costs, operating efficiency and margins; changes in regulatory frameworks; our reliance on third-party aircraft operators; the availability of sufficient third-party aircraft capacity; workforce disruptions, operations interruptions or financial difficulties affecting third-party operators or service workers; risks arising from illegal, improper, or otherwise inappropriate operation of branded aircraft by third-party operators; our reliance on third-party cloud infrastructure, hosting providers and other technology vendors; interruptions, defects, failures or vulnerabilities in our technology systems or those of third-party providers; cybersecurity incidents, data breaches or misuse of artificial intelligence technologies; our ability to protect and enforce intellectual property rights; risks associated with our use of open-source software; our operations within highly regulated environments; the impact of any litigation or regulatory investigations that we may be subject to; our ability to comply with privacy, data protection, consumer protection and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses and maintain effective disclosure controls and procedures; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Strata undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

Mathew Schneider
investors@srta.com